UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 12, 2011

SONOSITE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-23791	91-1405022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive S.E.

Bothell, Washington 98021-3904

(Address of principal executive offices, including zip code)

(425) 951-1200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 12, 2011, at the 29th Annual JP Morgan Healthcare Conference being held in San Francisco, Kevin M. Goodwin, SonoSite, Inc. (“Company”) President and CEO, will present information on some of the Company’s financial targets. Specifically, Mr. Goodwin will announce that the Company is targeting revenues of $310,000,000 to $325,000,000 and operational expenditures of $184,000,000 to $186,000,000 for 2011. Mr. Goodwin’s remarks will be webcast live. An audio replay will be available for 30 days following and can be accessed via the Company’s website at www.sonosite.com/investorinformation/webcasts.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this Form 8-K relating to our future financial position and operating results are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance, are based on potentially inaccurate assumptions and are subject to known and unknown risks and uncertainties, including, without limitation, the risk that the acquisition of VisualSonics will not yield the expected potential benefits, our ability to manufacture, market and sell our newest products, our ability to manage expenses, spending patterns in the hospital market, healthcare reform, prolonged adverse conditions in the U.S. or world economies or SonoSite’s industry and the other factors contained in Item 1A. “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Date: January 12, 2011	By:	/s/ MARCUS Y. SMITH
Marcus Y. Smith Chief Financial Officer